EXHIBIT 5.1

November 15, 2018

Barclays PLC,

1 Churchill Place,

London E14 5HP,

United Kingdom.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of $1,750,000,000 aggregate principal amount of 4.610% Fixed-to-Floating Rate Senior Notes due 2023 (the “Fixed-to-Floating Rate Notes”) and $750,000,000 aggregate principal amount of Floating Rate Senior Notes due 2023 (together with the Fixed-to-Floating Rate Notes, the “Securities”) of Barclays PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), issued in global form pursuant to the Senior Debt Securities Indenture, dated as of January 17, 2018 (as heretofore amended and supplemented, the “Base Indenture”), between the Issuer and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture, dated as of November 15, 2018 (the “Third Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”), among the Issuer, the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Senior Debt Security Registrar, we, as your United States counsel, have examined such corporate records, certificates and other documents, and such questions of United States federal and New York state law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, the Securities constitute valid and legally binding obligations of the Issuer, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; provided, however, that we express no opinion with respect to Section 5.03(c) of the Base Indenture, which is expressly stated to be governed by English law.

The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. In rendering the foregoing opinion, we have assumed, without independent verification, that (i) the Issuer has been duly organized and is an existing company under the laws of England and Wales and (ii) the Securities and the Indenture have been duly authorized, executed and delivered in accordance with the laws of England and Wales. We note that with respect to all matters of English law relevant to the validity and legality of the Securities, you are receiving the opinion, dated the date hereof, of Clifford Chance LLP.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement on Form F-3 (File No. 333-223156) (the “Registration Statement”) or any related prospectus or other offering material regarding the Issuer or the Securities or their offering and sale.

We have relied as to certain factual matters on information obtained from public officials, officers of the Issuer and other sources believed by us to be responsible, and we have assumed, without independent verification, that the Base Indenture has been duly authorized, executed and delivered by the Trustee, that the Third Supplemental Indenture has been duly authorized, executed and delivered by the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch, that the Securities conform to the specimens examined by us, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 6-K to be incorporated by reference in the Registration Statement and the reference to us under the heading “Validity of Notes” in the Prospectus Supplement, dated November 7, 2018. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP